WEST COAST BANCORP

                           2000 RESTRICTED STOCK PLAN

                                   ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

    1.1 ESTABLISHMENT. West Coast Bancorp ("Bancorp"), an Oregon corporation, has established the West Coast Bancorp 2000 Restricted Stock Plan (the "Plan"), effective as of February 23, 2000, subject to shareholder approval as provided in Article 12 of the Plan.

    1.2 PURPOSE. The purpose of the Plan is to promote and advance the interests of Bancorp and its shareholders by enabling Bancorp to attract, retain, and reward its Employees and Service Providers. It is also intended to strengthen the mutuality of interests between Bancorp's shareholders and its Employees and Service Providers. The Plan is designed to meet this intent by offering grants of Restricted Stock, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp.

                                   ARTICLE 2
                                  DEFINITIONS

    2.1 DEFINED TERMS. For purposes of the Plan, the following terms have the meanings set forth below:

         "AFFILIATE"   means  a  corporation  or  other  entity  controlled  by,
controlling, or under common control with Bancorp.

         "AWARD" means a Restricted Share granted to a Participant pursuant to the Plan.

         "AWARD AGREEMENT" means an agreement as described in Section 6.4.

         "BANCORP" means West Coast Bancorp, an Oregon corporation, or any successor corporation.

         "BOARD" means the Board of Directors of Bancorp.

         "CAUSE" means:

         (a) For an Employee who has an employment agreement with an Employer, Cause has the meaning set forth in such agreement;

         (b) For all other Participants, Cause means material or flagrant violation of the policies and procedures of Bancorp or other job performance or conduct that is materially detrimental to the best interests of Bancorp, and, in the case of a Service Provider, also includes any material breach of any applicable agreement with Bancorp or a Subsidiary or Affiliate.

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         "CHANGE IN CONTROL" means:

         (i) The acquisition by any Person (or by any group of Persons that would constitute a "group" for purposes of Section 13(d) and Rule 13d-5, as in effect on the Grant Date, under the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), other than a Person or group that acquires such beneficial ownership solely because such Person or group has voting power with respect to Voting Securities arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act (as in effect from time to time), of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from Bancorp;
    (B) any acquisition by Bancorp or a Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Bancorp or any corporation controlled by Bancorp, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

         (ii) Individuals who, as of the Grant Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by Bancorp's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Bancorp (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Bancorp or all or substantially all of Bancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Bancorp or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed

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    prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the earlier of the time of the execution of the initial agreement with respect to such Business Combination, or of the action of the Board providing for such Business Combination; or

         (iv) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

         For purposes of this definition, a Change in Control "occurs" on the date the Change in Control first occurs; provided, however, that if:

              (A) (1) An Employee's employment is terminated without Cause by an Employer (and Employee is not employed by another Employer within 14 days thereafter) after a tender offer or exchange offer by a Person for more than 20 percent of Bancorp's Voting Securities is made, (2) it is reasonably demonstrated that the Employee's termination was at the request of a third party who is seeking to effect a Change in Control or otherwise occurred as a result of an anticipated Change in Control, and (3) a Change in Control in fact occurs within nine months after the Employee's termination; or

              (B) An Employee's employment is terminated without Cause by an Employer (and Employee is not employed by another Employer within 14 days thereafter) following the execution by Bancorp of a definitive agreement for a transaction that will constitute a Change in Control and such Change in Control transaction is in fact closed within six months after the Employee's termination;

then for purposes of determining the Employee's Vesting under any Award granted under this Plan, such Change in Control will be deemed to have occurred immediately before the Termination Date. If this paragraph may potentially apply, the portion of any Award that appears unvested at the time of the Employee's termination will not expire or be forfeited until the earliest to occur of the following: (1) the six or nine month period identified above, as applicable, has elapsed without a Change in Control occurring, (2) the applicable Change in Control has terminated, or (3) it is otherwise reasonably determined to the satisfaction of the Committee that Vesting of the Award will not accelerate under the terms of this Plan in the particular case. The Employee will not be entitled to receive any part of the portion of the Award appearing unvested at the Employee's termination until it is finally determined that Vesting did in fact accelerate under the terms of this Plan.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

         "COMMITTEE" means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

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         "COMMON STOCK" means the Common Stock,  no par value, of Bancorp or any security of Bancorp issued in substitution, in exchange, or in lieu of such stock.

         "CONTINUING RESTRICTION" means a Restriction contained in Sections 7.4 and 11.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

         "DISABILITY" means inability to perform a Participant's duties (or equivalent duties) for an Employer on a full-time basis by reason of a medically determinable (to the reasonable satisfaction of the Committee) physical or mental condition that results in absence from such duties for a period of 90 consecutive days or a total of 120 days during any calendar year.

         "EMPLOYEE" means any person employed by Bancorp or a Subsidiary or Affiliate.

         "EMPLOYER" means Bancorp or a Subsidiary or Affiliate of Bancorp.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

         "FAIR MARKET VALUE" means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse), the closing price of Shares of the Common Stock on that day or, if that day is not a trading day, the last prior trading day, on the securities exchange or automated securities interdealer quotation system on which such Shares have been traded.

         "GRANT DATE" means the date an Award is granted.

         "PARTICIPANT" means an Employee or Service Provider who is granted an Award under the Plan.

         "PERSON" means and includes any individual, corporation, limited liability company, partnership, trust, group, association, or other "person," as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act.

         "PLAN" means this West Coast Bancorp 2000 Restricted Stock Plan, as it may be amended from time to time.

         "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         "RESTRICTED SHARE" means an Award described in Section 7.1 of the Plan.

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         "RESTRICTION"  means a provision  in the Plan or in an Award  Agreement which governs the forfeiture of an Award or the Shares, cash, or other property payable pursuant to an Award.

         "SERVICE PROVIDER" means any person who provides services to Bancorp or a Subsidiary or Affiliate under contract or other agreement with Bancorp or the Subsidiary or Affiliate.

         "SHARE" means a share of Common Stock.

         "SUBSIDIARY" means any subsidiary corporation of Bancorp in which Bancorp directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power, whether such corporation now exists or is hereafter organized or acquired by Bancorp or another Subsidiary.

         "TERMINATION DATE" means the date a Participant ceases to be an Employee or Service Provider.

         "VEST" or "VESTED" with respect to an Award means to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions).

         "VOTING  SECURITIES"  means  all  issued  and  outstanding   securities
ordinarily having the right to vote at elections of Bancorp's directors, including without limitation the Shares.

    2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

                                   ARTICLE 3
                                ADMINISTRATION

    3.1 GENERAL. The Plan will be administered by a Committee composed as described in Section 3.2.

    3.2 COMPOSITION OF THE COMMITTEE. The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the requirements for approval by a committee pursuant to Rule 16b-3 under the Exchange Act. Initially, the Committee will consist of all the members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board.

    3.3 AUTHORITY OF THE COMMITTEE. The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

         (a) Construe and interpret the Plan and any Award Agreement;

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         (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

         (c) Select the Employees and Service Providers who will be granted Awards;

         (d) Determine the number of Awards to be granted to each such Participant;

         (e) Determine the number of Shares to be subject to each Award;

         (f) Determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred;

         (g) Determine if and under what circumstances an Award may be settled in cash or Shares under Section 7.5; and

         (h) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

    3.4 ACTION BY THE COMMITTEE. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid act of the Committee.

    3.5 DELEGATION. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Bancorp the authority to determine the recipients, amounts, and terms of Awards granted to Participants who are not Reporting
Persons; provided, however, that Awards to any individual Participant made pursuant to such delegation may not exceed 1,000 Shares in any calendar year unless the Committee expressly provides otherwise in its delegation resolution.

    3.6 LIABILITY OF COMMITTEE MEMBERS. No member of the Committee (or officer acting as a delegate of the Committee) will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

    3.7 COSTS OF PLAN. The costs and expenses of administering the Plan will be borne by Bancorp.

                                   ARTICLE 4
               DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

    4.1 DURATION OF THE PLAN. The Plan is effective February 23, 2000, subject to approval by Bancorp's shareholders as provided in Article 12. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

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    4.2  SHARES SUBJECT TO THE PLAN.

         4.2.1 GENERAL. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

         4.2.2 NUMBER OF SHARES. The maximum number of Shares for which Awards may be granted under the Plan is 250,000 Shares, subject to adjustment pursuant to Article 9 of the Plan.

         4.2.3 AVAILABILITY OF SHARES FOR FUTURE AWARDS. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Award will be made available for future Awards under the Plan.

                                    ARTICLE 5
                                   ELIGIBILITY

    5.1 EMPLOYEES AND SERVICE PROVIDERS. Officers and other key employees of Bancorp and any Subsidiaries and Affiliates (who may also be directors of Bancorp or a Subsidiary or Affiliate) and Service Providers who, in the Committee's judgment, are or will be contributors to the long-term success of Bancorp will be eligible to receive Awards under the Plan.

                                   ARTICLE 6
                                    AWARDS

    6.1 TYPES OF AWARDS. The types of Awards that may be granted under the Plan are Restricted Awards governed by Article 7 of the Plan. In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

    6.2 GENERAL. Subject to the limitations of the Plan, the Committee may cause Bancorp to grant Awards to such Participants, at such times, in such amounts, for such periods, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award under the Plan.

    6.3 NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation (a) the selection of Participants to receive Awards, (b) the form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

    6.4 AWARD AGREEMENTS. Each Award will be evidenced by a written Award Agreement between Bancorp and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

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    6.5  PROVISIONS  GOVERNING  ALL  AWARDS.  All Awards  will be subject to the following provisions:

         (a) EMPLOYMENT RIGHTS. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Bancorp or any Subsidiary or Affiliate or the right to remain as a Service Provider nor will it interfere in any way with the right of Bancorp or a Subsidiary or Affiliate to terminate such person's employment or to remove such person as a Service Provider at any time for any reason or for no reason, with or without cause.

         (b) TERMINATION OF EMPLOYMENT OR SERVICE. No Award will continue to Vest after termination of a Participant's employment or service as a Service Provider. The effect of such termination on Award Shares that are not Vested as of the Termination Date will be determined by the other provisions of this Plan. Generally, unless otherwise specified in the Award Agreement, unvested shares will be forfeited to Bancorp, unless Vesting is accelerated as provided below. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among Bancorp and its Subsidiaries and Affiliates will not be considered terminations of employment or Service Provider status.

         (c) ACCELERATED VESTING. Notwithstanding the Vesting schedule set forth in any Award Agreement all Award Shares granted to a Participant (to the extent such Award Shares have not previously either become Vested or been forfeited) will become fully Vested, and the Restrictions imposed by the Award Agreement(s) governing such Shares will terminate, upon:

                   (i)   A Change in Control of Bancorp;

                   (ii) Termination of a Participant's employment with an Employer or status as a Service Provider by reason of such Participant's death; or

                   (iii) Termination  of employment  of a Participant  who is an
              Employee by reason of Disability.

         6.6  SHARE CERTIFICATES.  Certificates for Award Shares will be either:

              (a) Issued in Participant's name and held by Bancorp, together with a stock power for such Shares executed in blank by the Participant, until all restrictions lapse or the Award Shares are forfeited as provided in the Award Agreement for such Shares; or

              (b) Held in a bookkeeping account in Participant's name subject to the transfer restrictions of the applicable Award Agreement.

Whenever certificates are issued in a Participant's name, such certificates for Award Shares that have not yet become Vested will bear a legend in substantially the following form:

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              THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED AS RESTRICTED
         SHARES UNDER THE WEST COAST BANCORP 2000 RESTRICTED STOCK PLAN (THE "PLAN") AND ARE SUBJECT TO RESTRICTIONS ON THEIR TRANSFER, DISPOSITION, OR ENCUMBRANCE SET FORTH IN A RESTRICTED SHARES AWARD AGREEMENT UNDER THE PLAN. A COPY OF THE RESTRICTED SHARES AWARD AGREEMENT MAY BE OBTAINED FROM WEST COAST BANCORP.

Certificates for the Award Shares may also bear any other restrictive legends required by law or any other agreement.

         6.7 TAX WITHHOLDING.

              (a) GENERAL. Bancorp will have the right to deduct from any settlement, including the delivery or Vesting of Shares or Awards, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or Vesting or to take such other action as may be necessary in the opinion of Bancorp to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will be required to make arrangements satisfactory to Bancorp for the satisfaction of any such withholding tax obligations. Bancorp will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

              (b) STOCK WITHHOLDING. Unless a Participant makes payment to Bancorp (or otherwise makes arrangements acceptable to Bancorp for the payment) of all withholding and payroll taxes with respect to the Vesting or delivery of Shares or Awards prior to the date of such Vesting or delivery, Bancorp will have the right to automatically withhold a portion of the Shares that would otherwise be issuable to the Participant having a Fair Market Value equal to the total amount of such taxes due. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. In no event may the number of Shares withheld pursuant to this Section 6.7 exceed the number required to meet Bancorp's tax withholding obligations based on the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, applicable to the supplemental taxable income attributable to the vesting or delivery of the Shares.

         6.8 ANNULMENT OF AWARDS. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement of the Award or that the grant of an Award payable in Shares is provisional until the Participant becomes entitled to the certificate in settlement of such Award. In the event the employment (or service as a Service Provider) of a Participant is terminated for Cause, any Award that is provisional will be annulled as of the date of such termination for Cause.

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                                   ARTICLE 7
                               RESTRICTED AWARDS

         7.1 RESTRICTED AWARDS. Restricted Awards granted under the Plan will be in the form of Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Bancorp upon termination of Participant's employment (or service as a Service Provider) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be required to execute a stock power in blank with respect to the Shares. The stock power and any certificate or bookkeeping account evidencing such Restricted Shares will be held in custody by Bancorp or its transfer agent until the Restrictions thereon will have lapsed.

         7.2 GENERAL. Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

         7.3 RESTRICTION PERIOD. Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as a Service Provider) of Bancorp or its Subsidiaries or Affiliates, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be.

         7.4 FORFEITURE. If a Participant ceases to be an Employee or Service Provider during the Restriction Period for any reason, other than reasons which may be specified in an Award Agreement or this Plan (such as death, Disability, or Change in Control), all non-Vested Restricted Awards previously granted to the Participant will be forfeited and returned to Bancorp.

         7.5 SETTLEMENT OF RESTRICTED AWARDS. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines. Settlement or payment in cash or other compensation in lieu of Shares will be permitted only upon Committee approval, either as part of

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

an Award Agreement or at the time of settlement, and will not otherwise be available to a Participant.

         7.6 RIGHTS AS A SHAREHOLDER. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. Cash dividends will be automatically reinvested as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions, unless the Committee, in its discretion, approves an exception to allow the receipt of cash dividends in cash.

                                   ARTICLE 8
                              DEFERRAL ELECTIONS

         Any Participant who is also a participant in the Bancorp Executives' Deferred Compensation Plan (the "Deferral Plan") may, pursuant to deferral elections otherwise meeting the requirements of the Deferral Plan, elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the Vesting of an Award made under the Plan.

                                   ARTICLE 9
                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

         9.1 PLAN DOES NOT RESTRICT BANCORP. The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the shareholders of Bancorp to make or authorize any adjustment, recapitalization, reorganization, or other change in Bancorp's capital structure or its business, any merger or consolidation of Bancorp, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Bancorp's capital stock or the rights of such stock, the dissolution or liquidation of Bancorp or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         9.2 ADJUSTMENTS BY THE COMMITTEE. In the event of any change in capitalization affecting the Common Stock of Bancorp, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, proportionate adjustments will be made with respect to the aggregate number of Shares for which Awards may be granted under the Plan and the number of Shares covered by each outstanding Award. The Committee may also make similar adjustments in the number of Shares covered by outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Bancorp assets to shareholders.

                                   ARTICLE 10
                           AMENDMENT AND TERMINATION

         The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval

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is required by applicable law or the applicable requirements of a stock exchange or over-the-counter stock trading system.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 UNFUNDED PLAN. The Plan will be unfunded and Bancorp will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Bancorp to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Bancorp will be deemed to be secured by any pledge of, or other encumbrance on, any property of Bancorp.

         11.2 PAYMENTS TO TRUST. The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements under which the Committee may make payments of amounts due or to become due to Participants in the Plan.

         11.3 OTHER BANCORP BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the
Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Bancorp or a Subsidiary or Affiliate unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Bancorp, Subsidiary or Affiliate plans, arrangements, or programs. The Plan notwithstanding, Bancorp or any Subsidiary or Affiliate may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward Employees and Service Providers for their service with Bancorp and its Subsidiaries and Affiliates.

         11.4 SECURITIES LAW RESTRICTIONS. No Shares may be issued under the Plan unless counsel for Bancorp is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions (in addition to the legend described in Section 7.1).

         11.5 GOVERNING LAW. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

                                   ARTICLE 12
                              SHAREHOLDER APPROVAL

         The Plan is expressly subject to the approval of the Plan by the shareholders of Bancorp at its 2000 annual meeting.

                                      -13-